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                           SCHIFINO & FLEISCHER, P.A.
                                ATTORNEYS AT LAW

WILLIAM J. SCHIFINO                                      ONE TAMPA CITY CENTER
FRANK N. FLEISCHER       TELEPHONE: (813) 223-1535     201 NORTH FRANKLIN STREET
  LINA ANGELICI          TELECOPIER: (813) 223-3070            SUITE 2700
  AMY LETTELLEIR                                         TAMPA, FLORIDA 33602



                                                                       Exhibit 5

                                January 15, 2002

Board of Directors
Tutogen Medical, Inc.
925 Allwood Road
Clifton, New Jersey 07012

         Re:   Form S-8 Registration

Gentlemen:

         We are acting as counsel for Tutogen Medical, Inc., a Florida corporation (the "Company"), in connection with the proposed offer by the Company of up to an additional 1,000,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 1996 Incentive and Non-statutory Stock Option Plan (the "Plan"). Such shares are covered by the Company's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission. We are rendering this opinion as of the date hereof.

         We have examined, among other things, the Certificate of Incorporation and By-Laws, as amended, of the Company, the records of corporate proceedings of the Company which have occurred prior to the date hereof with respect to such offering, the Registration Statement, the Plan and such other documents and representations as we deemed necessary in order to render the opinion expressed herein.

         Based upon the foregoing, it is our opinion that the Shares have been legally authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Plan will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           SCHIFINO & FLEISCHER, P.A.

                                           /s/ William J. Schifino
                                           --------------------------------
                                           William J. Schifino
                                           For the Association

WJS/rnh